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                                                                    EXHIBIT 23.2


                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-09393) of our report, dated March 3, 1998, on our audit of the financial statements of ARC Dr. Ambichl & Dr. Reindl OEG as of December 31, 1996, and for the year then ended, which report is included in this Current Report on Form 8-K/A.


/s/ Coopers & Lybrand
INTER-TREUHAND GmbH
Wirtschaftspruefungs-und
Steuerberatungsgesellschaft


Linz, Austria
March 13, 1998